ITEM 77Q(e) - COPIES
OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



LIMITED POWER OF ATTORNEY


		KNOW
ALL MEN BY THESE PRESENTS,
dated as of August 17, 2007,
that Federated
Managed Allocation
Portfolios, a business trust
duly organized under the laws
of the Commonwealth of
Massachusetts (the "Trust"),
does hereby nominate, constitute
and appoint Federated Global
Investment
Management Corp., a business
corporation duly organized
under the laws of the State
of Delaware (the
"Adviser"), to act hereunder
 as the true and lawful agent
 and attorney-in-fact of the
Trust, acting on behalf
of each of the series portfolios
for which the Adviser acts as
investment adviser shown on
Schedule 1
attached hereto and incorporated
 by reference herein
(each such series portfolio
 being hereinafter referred
to as a "Fund" and
collectively as the "Funds"),
for the specific purpose of
 executing and delivering
all such
agreements, instruments,
contracts, assignments,
bond powers, stock powers,
transfer instructions, receipts,
waivers, consents and other
documents, and performing all
such acts, as the Adviser
may deem necessary
or reasonably desirable,
related to the acquisition,
disposition and/or reinvestment
of the funds and assets of
a Fund of the Trust in accordance
with Adviser's supervision of the
investment, sale and reinvestment of
the funds and assets of each Fund
 pursuant to the authority
granted to the Adviser as investment
adviser of
each Fund under that certain
investment advisory contract
dated September 1, 2007 by and
between the
Adviser and the Trust (such
investment advisory contract,
as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the
 "Investment Advisory Contract").

		The Adviser shall
exercise or omit to exercise the
powers and authorities granted herein
in each case as the Adviser in its
sole and absolute discretion deems
desirable or appropriate under existing
circumstances.  The Trust hereby
ratifies and confirms as good and
effectual, at law or in equity,
all that the
Adviser, and its officers and
employees, may do by virtue hereof.
However, despite the above provisions,
nothing herein shall be construed as
imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may
have power or authority hereunder
to do so.  Nothing in this Limited
 Power of Attorney shall be construed
 (i) to be an amendment or
modifications of, or supplement to,
 the Investment Advisory Contract,
(ii) to amend, modify, limit or
denigrate any duties, obligations
 or liabilities of the Adviser
under the terms of the Investment
 Advisory
Contract or (iii) exonerate,
relieve or release the Adviser
any losses, obligations, penalties,
actions,
judgments and suits and other
costs, expenses and disbursements
 of any kind or nature whatsoever
which
may be imposed on, incurred by or
asserted against the Adviser (x)
under the terms of the Investment
Advisory Contract or (y) at law,
or in equity, for the performance
of its duties as the investment adviser
 of
any of the Funds.

		The Trust hereby
agrees to indemnify and save
harmless the Adviser and its
Trustees,
officers and employees (each
of the foregoing an "Indemnified
Party" and collectively the "Indemnified
Parties") against and from any
and all losses, obligations,
penalties, actions, judgments and
suits and other
costs, expenses and disbursements
 of any kind or nature whatsoever
which may be imposed on, incurred by
or asserted against an Indemnified
Party, other than as a consequence
 of gross negligence or willful
misconduct on the part of an
 Indemnified Party, arising out
of or in connection with this
 Limited Power of
Attorney or any other agreement,
instrument or document executed
in connection with the exercise
of the
authority granted to the Adviser
herein to act on behalf of the
Trust, including without
limitation the
reasonable costs, expenses and
disbursements in connection
with defending such Indemnified
 Party against
any claim or liability related
to the exercise or performance
of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the
Adviser herein to act on behalf
of the Trust, or
the taking of any action under
or in connection with any of
the foregoing.  The obligations
of the Trust
under this paragraph shall
survive the termination of this
Limited Power of Attorney with
 respect to actions
taken by the Adviser on behalf
of the Trust during the term of
 this Limited Power of Attorney.
 No Fund
shall have any joint or several
 obligations with any other Fund
to reimburse or indemnify an
Indemnified
Party for any action, event,
 matter or occurrence performed
or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

		Any person,
partnership, corporation or
other legal entity dealing
with the Adviser in its
capacity as attorney-in-fact
hereunder for the Trust is hereby
 expressly put on notice that
the Adviser is
acting solely in the capacity
as an agent of the Trust and that
 any such person, partnership,
corporation or
other legal entity must look
solely to the Trust in question
 for enforcement of any claim
against the Trust,
as the Adviser assumes no
personal liability whatsoever
 for obligations of the Trust
entered into by the
Adviser in its capacity as
 attorney-in-fact for the Trust.

		Each person,
partnership, corporation or
other legal entity which deals
 with a Fund of the
Trust through the Adviser in
its capacity as agent and
attorney-in-fact of the
Trust, is hereby expressly
put
on notice (i) that all
persons or entities dealing
with the Trust must look
solely to the assets of the Fund of
the Trust on whose behalf
the Adviser is acting pursuant
 to its powers hereunder
for enforcement of any
claim against the Trust,
as the Trustees, officers
 and/or agents of such
Trust, the shareholders
of the various
classes of shares of the
Trust and the other Funds
of the Trust assume no personal
liability whatsoever for
obligations entered into
on behalf of such Fund of
the Trust, and (ii) that
the rights, liabilities and
obligations of any one
Fund are separate and
distinct from those of any
 other Fund of the Trust.

		The
execution of this Limited
Power of Attorney by the
Trust acting on behalf of the
several Funds shall not
be deemed to evidence the
existence of any express or
 implied joint undertaking or
appointment by and among
any or all of the Funds.
Liability for or recourse
 under or upon any undertaking
of the Adviser pursuant to
the power or authority
granted to the Adviser under
 this Limited Power of
Attorney under any rule of
 law, statute or constitution
 or by the enforcement of any
 assessment or penalty
or by legal or equitable
proceedings or otherwise shall
be limited only to the assets
of the Fund of the Trust
on whose behalf the Adviser
was acting pursuant to the
authority granted hereunder.

		The Trust
hereby agrees that no person,
partnership, corporation or
other legal entity
dealing with the Adviser shall
be bound to inquire into the
Adviser's power and authority
hereunder and
any such person, partnership,
corporation or other legal
entity shall be fully protected
 in relying on such
power or authority unless
such person, partnership,
corporation or other legal
entity has received prior
written notice from the
Trust that this Limited Power
 of Attorney has been revoked.
This Limited Power of
Attorney shall be revoked and
 terminated automatically upon
the cancellation or termination
 of the
Investment Advisory Contract
between the Trust and the
Adviser.  Except as provided
in the immediately
preceding sentence, the powers
 and authorities herein granted
 may be revoked or terminated
by the Trust at
any time provided that no such
revocation or termination shall
be effective until the Adviser
 has received
actual notice of such revocation
or termination in writing from
the Trust.

		This Limited
Power
 of Attorney constitutes the
entire agreement between the
Trust and
the Adviser, may be changed
only by a writing signed by
both of them, and shall
bind and benefit their
respective successors and
assigns; provided, however,
the Adviser shall have
no power or authority
hereunder to appoint a
successor or substitute
attorney in fact for the Trust.

		This
Limited Power of Attorney
 shall be governed and
construed in accordance with the
laws of the Commonwealth
of Pennsylvania without
reference to principles
of conflicts of laws.
If any
provision hereof, or any
power or authority conferred
upon the Adviser herein,
would be invalid or
unexercisable under applicable
law, then such provision, power
 or authority shall be deemed
modified to
the extent necessary to render
 it valid or exercisable while
 most nearly preserving its
original intent, and no
provision hereof, or power or
authority conferred upon the
Adviser herein, shall be affected
 by the
invalidity or the non-exercisability
 of another provision hereof, or
 of another power or authority conferred
herein.

		This Limited
Power of Attorney may be
executed in as many identical
counterparts as
may be convenient and by the
different parties hereto on
separate counterparts.  This
Limited Power of
Attorney shall become binding
on the Trust when the Trust
shall have executed at least
one counterpart and
the Adviser shall have accepted
its appointment by executing this
 Limited Power of Attorney.
Immediately
after the execution of a
counterpart original of this
Limited Power of Attorney and
 solely for the
convenience of the parties
hereto, the Trust and the
Adviser will execute sufficient
counterparts so that the
Adviser shall have a counterpart
 executed by it and the Trust,
and the Trust shall have a
counterpart
executed by the Trust and the
Adviser.  Each counterpart shall
be deemed an original and all
such taken
together shall constitute but
one and the same instrument,
and it shall not be necessary
in making proof of
this Limited Power of Attorney
to produce or account for more
than one such counterpart.

		IN WITNESS
WHEREOF, the Trust has caused
this Limited Power of Attorney
to be
executed by its duly authorized
officer as of the date first
written above.

Federated Managed Allocation
Portfolios


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
17th day of August, 2007

Federated Global Investment
Management Corp.


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President and CEO



Schedule 1
to Limited Power of Attorney
dated as of August 17, 2007
(revised as of June 15, 2009)
by Federated Managed Allocation Portfolios
(the Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Global Investment Management Corp.
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Balanced Allocation Fund

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